Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B    GST Reg No: M90367663E    Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements on Form S-8 of our report dated April 19, 2023, relating to the consolidated financial statements of SAI.TECH Global Corp (formerly known as “Tradeup Global Corporation”), appearing in its Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Audit Alliance LLP

Singapore

September 18, 2023